Exhibit 99.1
Open Lending Reports First Quarter 2021 Financial Results

AUSTIN, TX, May 11, 2021 – Open Lending Corporation (NASDAQ: LPRO) (the “Company” or “Open Lending”), a leading provider of lending enablement and risk analytics solutions to financial institutions, today reported financial results for its first quarter of 2021.

“We are pleased with our strong first quarter results, which included a 19% increase in certified loans, a 152% increase in revenue and a 217% increase in Adjusted EBITDA compared to the first quarter of 2020. March was especially notable, a record month in our Company’s history from a certified loan perspective, and the momentum has continued,” said John Flynn, Chairman and CEO Open Lending. “We’ve continued to make a lot of progress on our growth objectives, including the addition of many new credit union customers during the quarter, making traction in our efforts to expand into regional banks and online lending channels, OEM growth, as well as continuing to make progress adding additional insurance carrier partners to the platform.”

Three Months Ended March 31, 2021 Highlights
•The Company facilitated 33,318 certified loans during the first quarter of 2021, compared to 28,024 certified loans in the first quarter of 2020
•Total revenue was $44.0 million during the first quarter of 2021, compared to $17.4 million in the first quarter of 2020
•Gross profit was $40.6 million during the first quarter of 2021, compared to $14.9 million in the first quarter of 2020
•Net income was $12.9 million during the first quarter of 2021, compared to $8.2 million in the first quarter of 2020
•Adjusted EBITDA was $30.3 million during the first quarter of 2021, compared to $9.6 million in the first quarter of 2020

Adjusted EBITDA is a non-GAAP financial measure. Reconciliations of this non-GAAP financial measure to its most directly comparable GAAP financial measure are provided in the financial tables included at the end of this press release. An explanation of this measure and how it is calculated is also included under the heading “Non-GAAP Financial Measures.”

2021 Outlook
Based on the first quarter results and trends into second quarter 2021, the Company is reaffirming its previously issued guidance of the following:

Full Year 2021 Outlook
Total Certified Loans	161,000 - 206,000
Total Revenue	$184 - $234 million
Adjusted EBITDA	$125 - $168 million
Adjusted Operating Cash Flow (a)	$81 - $111 million

a.Adjusted Operating Cash Flow is defined as Adjusted EBITDA, minus CAPEX, plus or minus change in contract assets.

The guidance provided above includes forward-looking statements within the meaning of U.S. securities laws. While the financial guidance takes into account the continuing impact of the global COVID-19 pandemic, the impact of the pandemic has been unprecedented and the future effect of the pandemic on the global economy and our financial results remains uncertain, and our actual results may differ materially. See “Forward-Looking Statements” below.

Conference Call
Open Lending will host a conference call to discuss the first quarter 2021 financial results today at 5:00 pm ET. Hosting the call will be John Flynn, Chairman and CEO, Ross Jessup, President and COO, and Chuck Jehl, CFO. The conference call will be webcast live from the Company's investor relations website at https://investors.openlending.com/ under the “Events” section. The conference call can also be accessed live over the phone by dialing (877) 407-4018, or for international callers (201) 689-8471. A replay will be available two hours after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13719185. The replay will be available until Tuesday, May 25, 2021. An archive of the webcast will be available at the same location on the website shortly after the call has concluded.

About Open Lending
Open Lending (NASDAQ: LPRO) provides loan analytics, risk-based pricing, risk modeling and default insurance to auto lenders throughout the United States. For 20 years we have been empowering financial institutions to create profitable auto loan portfolios by saying “yes” to more automotive loans. For more information, please visit www.openlending.com.

Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements related to market trends, the anticipated impact of the global COVID-19 pandemic on factors impacting the Company’s business, the Company’s new lender pipeline, consumer behavior and demand for automotive loans, as well as future financial performance under the heading “2021 Outlook” above. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the Company’s control. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, political and business conditions; the continuing effects of COVID-19 pandemic on consumer behavior; applicable taxes, inflation, interest rates and the regulatory environment; the outcome of judicial proceedings to which Open Lending is, or may become a party; failure to realize the anticipated benefits of the business combination; the amount of redemption requests made by the Company’s stockholders; those factors discussed in other documents of the Company filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that they currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause their assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures
Included in this press release is financial information that has not been prepared in accordance with GAAP. The Company uses Adjusted EBITDA, a non-GAAP financial measure, internally in analyzing our financial results and believe it is useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. The Company believes that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Adjusted EBITDA is a non-GAAP financial measure used by management to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, the Company believes these measures provide useful information to investors and others in understanding and evaluating its operating results in the same manner as its management and board of directors. In addition, they provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain non-cash items and certain non-recurring variable charges. Adjusted EBITDA is defined as GAAP net income excluding interest expense, income taxes, depreciation and amortization expense, share-based compensation expense, and loss on extinguishment of debt. Adjusted EBITDA margin is defined as Adjusted EBITDA expressed as a percentage of total revenue.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of Adjusted EBITDA to its most directly comparable GAAP financial measure provided in the financial statement tables included below in this press release.

Contact:
ICR for Open Lending
Investors
openlending@icrinc.com

OPEN LENDING CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except share data)

	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$127,011	$101,513
Restricted cash	2,631	2,635
Accounts receivable	6,803	4,352
Current contract assets	52,736	50,386
Prepaid expenses	932	1,873
Other current assets	980	2,018
Total current assets	191,093	162,777
Property and equipment, net	1,608	1,201
Operating lease right-of-use assets, net	5,600	5,733
Non-current contract assets	44,482	38,956
Deferred tax asset, net	83,888	85,218
Other non-current assets	124	124
Total assets	$326,795	$294,009
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	2,991	3,442
Accrued expenses	3,994	3,033
Income tax payable	4,791	1,640
Current portion of debt	3,125	4,888
Other current liabilities	4,109	4,005
Total current liabilities	19,010	17,008
Long-term debt, net of deferred financing costs	170,212	152,859
Non-current operating lease liabilities	5,019	5,138
Other non-current liabilities	92,369	92,382
Total liabilities	$286,610	$267,387
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value; 550,000,000 shares authorized, 128,198,185 shares issued and 126,803,096 shares outstanding as of March 31, 2021 and December 31, 2020, respectively	1,282	1,282
Additional paid-in capital	491,947	491,246
Accumulated deficit	(415,544)	(428,406)
Treasury stock at cost, 1,395,089 shares at March 31, 2021 and December 31, 2020, respectively	(37,500)	(37,500)
Total stockholders’ equity	40,185	26,622
Total liabilities and stockholders’ equity	$326,795	$294,009

OPEN LENDING CORPORATION
Condensed Consolidated Statements of Operations and Comprehensive Income
(Unaudited, in thousands, except share data)

	Three Months Ended March 31,
	2021	2020
Revenue
Program fees	$14,911	$12,712
Profit share	27,730	3,774
Claims administration service fees	1,367	944
Total revenue	44,008	17,430
Cost of services	3,362	2,495
Gross profit	40,646	14,935
Operating expenses
General and administrative	8,212	3,569
Selling and marketing	2,397	2,078
Research and development	591	359
Operating income	29,446	8,929
Interest expense	(3,289)	(764)
Interest income	84	17
Loss on extinguishment of debt	(8,778)	—
Other (expense) income	(131)	1
Income before income taxes	17,332	8,183
Provision for income taxes	4,470	11
Net income and comprehensive income	$12,862	$8,172
Preferred distribution to redeemable convertible Series C preferred units	—	(40,475)
Accretion to redemption value of redeemable convertible Series C preferred units	—	47,537
Net income attributable to common stockholders	$12,862	$15,234
Net income and comprehensive income per common share
Basic	$0.10	$0.40
Diluted	$0.10	$0.16
Weighted average common shares outstanding
Basic	126,803,096	37,631,052
Diluted	126,837,832	51,909,655

OPEN LENDING CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net income	$12,862	$8,172
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	701	487
Depreciation and amortization	522	122
Loss on extinguishment of debt	8,778	—
Deferred income taxes	1,330	—
Changes in assets & liabilities:
Accounts receivable	(2,451)	(1,092)
Contract assets	(7,876)	4,202
Prepaid expenses	941	(178)
Deferred transaction costs	—	(4,599)
Other current and non-current assets	1,038	346
Accounts payable	(611)	539
Accrued expenses	478	(974)
Income tax payable	3,151	—
Operating lease liabilities	(140)	(66)
Other current and non-current liabilities	112	116
Net cash provided by operating activities	18,835	7,075
Cash flows from investing activities
Purchase of property and equipment	(3)	(83)
Net cash used in investing activities	(3)	(83)
Cash flows from financing activities
Proceeds from term loans	125,000	170,000
Proceeds from revolving facility	50,000	—
Payments on term loans	(166,847)	(3,313)
Payment of deferred financing costs	(1,491)	(9,112)
Distributions to Open Lending, LLC unitholders	—	(134,153)
Net cash provided by financing activities	6,662	23,422
Net change in cash and cash equivalents and restricted cash	25,494	30,414
Cash and cash equivalents and restricted cash at the beginning of the period	104,148	9,898
Cash and cash equivalents and restricted cash at the end of the period	$129,642	$40,312
Supplemental disclosure of cash flow information:
Interest paid	$2,722	$89
Income tax (refunded) paid, net	(16)	11
Non-cash investing and financing:
Internally developed software accrued but not paid	$463	$—
Deferred financing costs accrued but not paid	178	—
Change in fair value of redeemable convertible series C preferred units	—	(47,537)
Distributions accrued but not paid	—	1,228

OPEN LENDING CORPORATION
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
Net income	$12,862	$8,172
Non-GAAP adjustments:
Interest expense	3,289	764
Provision for income taxes	4,470	11
Depreciation and amortization expense	193	122
Share-based compensation	701	487
Loss on extinguishment of debt (1)	8,778	—
Total adjustments	17,431	1,384
Adjusted EBITDA	30,293	9,556
Total revenue	$44,008	$17,430
Adjusted EBITDA margin	68.8%	54.8%
Notes:

(1)Reflects unamortized deferred financing costs which were written off in connection with the refinancing of our Term Loan due 2027 on March 19, 2021.